Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal Year 2015 Financial Results

Foster City, CA - September 1, 2015 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal fourth quarter and fiscal year ended July 31, 2015.

“Fiscal year 2015 and fourth quarter revenue and profitability exceeded our expectations,” said Marcus Ryu, chief executive officer, Guidewire Software.  “We initiated multiple new relationships with large domestic and international insurers, including five Tier 1 customers, which we define as insurers which have direct written premiums in excess of five billion dollars, and we expanded multiple relationships to include our newer portal and data management offerings.  These developments, along with further traction in cultivating a robust System Integrator partner community, advanced our ambition of becoming the pre-eminent software provider to the global P/C industry and continuing to shift our revenue mix toward recurring licenses.”

Ryu continued, “Our vision is to deliver a comprehensive technology platform for the P/C industry, encompassing core processing, data and analytics, and digital experience.  In fiscal year 2016 we intend to increase our R&D investments to help fulfill that vision while reducing our products’ total cost of ownership.  Our product leadership and momentum in winning new customers in fiscal year 2015 positions Guidewire to achieve term license revenue growth of 20% in fiscal year 2016.”

Fiscal 2015 Financial Highlights

Revenue

•
Total license revenue, including term and perpetual licenses for fiscal year 2015 was $179.2 million, an increase of 18% from fiscal year 2014. Term license revenue was $169.4 million, up 21% in a year when we faced significant foreign exchange pressure. Revenue from perpetual licenses was $9.8 million, down 18% which reflects the Company's focus on engaging with customers through the term license model. Maintenance revenue was $50.0 million, up 19%. Services revenue was $151.3 million, down 3% in line with the Company's outlook and strategic priority of growing the contribution of our partner community. Total revenue for the fiscal year ended July 31, 2015 was $380.5 million, an increase of 9% from fiscal year 2014.

•	Rolling four-quarter recurring term license and maintenance revenue was $219.4 million, an increase of 21% from July 31, 2014.

Profitability

•	GAAP operating income was $16.5 million for fiscal year 2015, compared to $18.4 million in fiscal year 2014.

•	Non-GAAP operating income was $69.3 million for fiscal year 2015, compared to $62.4 million in fiscal year 2014.

•
GAAP net income was $9.9 million for fiscal year 2015, compared to $14.7 million in fiscal year 2014. GAAP net income per share was $0.14, based on diluted weighted average shares outstanding of 72.3 million, compared to $0.21 in fiscal year 2014, based on diluted weighted average shares outstanding of 69.1 million.

•
Non-GAAP net income was $46.5 million for fiscal year 2015, compared to $43.5 million in fiscal year 2014. Non-GAAP net income per share was $0.65, based on diluted weighted average shares outstanding of 72.3 million, compared to $0.63 for fiscal year 2014, based on diluted weighted average shares outstanding of 69.1 million.

Balance Sheet

•
The Company had $677.8 million in cash, cash equivalents and investments at July 31, 2015, compared to $647.8 million at July 31, 2014. The Company had $63.7 million in cash flow from operations in fiscal year 2015, compared to cash flow from operations of $75.5 million in fiscal year 2014.

Fourth Quarter Fiscal Year 2015 Financial Highlights

Revenue

•
Total license revenue, including term and perpetual licenses, for the fourth quarter of fiscal 2015 was $73.4 million, an increase of 11% from the fourth quarter of fiscal year 2014. Term license revenue was $68.6 million, a 16% increase from the comparable period in fiscal year 2014, while revenue from perpetual licenses was $4.8 million, a decrease of 27%. Maintenance revenue was $13.2 million, an increase of 10%, and services revenue was $39.4 million, a decrease of 3%. Total revenue for the fourth quarter of fiscal year 2015 was $125.9 million, an increase of 7% from the comparable period in fiscal year 2014.

Profitability

•	GAAP operating income was $23.5 million for the fourth quarter of fiscal year 2015, compared to $26.4 million in the comparable period in fiscal year 2014.

•	Non-GAAP operating income was $37.4 million for the fourth quarter of fiscal year 2015, compared to $37.6 million in the comparable period in fiscal year 2014.

•
GAAP net income was $11.9 million for the fourth quarter of fiscal year 2015, compared to $19.8 million for the comparable period in fiscal year 2014. GAAP net income per share was $0.16, based on diluted weighted average shares outstanding of 72.5 million, compared to $0.28 for the comparable period in fiscal year 2014, based on diluted weighted average shares outstanding of 71.1 million.

•
Non-GAAP net income was $25.7 million for the fourth quarter of fiscal year 2015, compared to $26.4 million in the comparable period in fiscal year 2014. Non-GAAP net income per diluted share was $0.35, based on diluted weighted average shares outstanding of 72.5 million, compared to $0.37 for the fourth quarter of fiscal year 2014, based on diluted weighted average shares outstanding of 71.1 million.

Business Outlook
Guidewire is issuing the following outlook for the first quarter and fiscal year 2016, based on current expectations:

(in $ millions, except per share outlook)	First Quarter Fiscal Year 2016	Full Year Fiscal Year 2016
Revenue	78.5 - 82.5	405.0 - 415.0
License revenue	30.0 - 32.0	202.0 - 212.0
Maintenance revenue	13.0 - 14.0	56.0 - 58.0
Services revenue	35.0 - 37.0	144.0 - 148.0
GAAP operating income/(loss)	(13.3) - (9.3)	(1.6) - 8.4
Non-GAAP operating income	1.0 - 5.0	60.0 - 70.0
GAAP net income/(loss)	(4.4) - (3.1)	(0.5) - 2.8
GAAP net income/(loss) per share	(0.06) - (0.04)	(0.01) - 0.04
Non-GAAP net income	0.7 - 3.3	39.6 - 46.2
Non-GAAP net income/(loss) per share	0.01 - 0.05	0.54 - 0.63

Conference Call Information

What:	Guidewire Software fourth quarter and fiscal year 2015 financial results conference call

When:	Tuesday, September 1, 2015

Time:	2:00 p.m. PT (5:00 p.m. ET)

Live Call:	(877) 419-6600, Domestic
(719) 325-4789, International

Replay:	(877) 870-5176, Passcode 5715910, Domestic
(858) 384-5517, Passcode 5715910, International

Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income, Non-GAAP earnings per share and Non-GAAP effective tax rate. These Non-GAAP financial measures exclude stock-based compensation and amortization of intangibles, and the tax effect of these adjustments for Non-GAAP net income and Non-GAAP earnings per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software
Guidewire delivers the software that Property/Casualty (P/C) insurers need to adapt and succeed in a time of rapid industry change. We combine three elements - core processing, data and analytics, and digital engagement - into a technology platform that enhances insurers’ ability to engage and empower their customers and employees. More than 200 P/C insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Director, Communications
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2015	July 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212,362	$148,101
Short-term investments	359,273	296,231
Accounts receivable	62,062	49,839
Deferred tax assets, current	13,845	11,431
Prepaid expenses and other current assets	14,102	10,828
Total current assets	661,644	516,430
Long-term investments	106,117	203,449
Property and equipment, net	12,160	12,607
Intangible assets, net	3,999	5,439
Deferred tax assets, noncurrent	5,896	8,681
Goodwill	9,205	9,205
Other assets	926	1,416
TOTAL ASSETS	$799,947	$757,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,816	$7,030
Accrued employee compensation	37,235	34,912
Deferred revenues, current	50,766	48,937
Other current liabilities	7,592	4,507
Total current liabilities	104,409	95,386
Deferred revenues, noncurrent	1,800	6,395
Other liabilities	4,350	4,760
Total liabilities	110,559	106,541
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	662,869	629,076
Accumulated other comprehensive loss	(6,343)	(1,367)
Retained earnings	32,855	22,970
Total stockholders’ equity	689,388	650,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$799,947	$757,227

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2015	2014	2015	2014
Revenues:
License	$73,395	$65,909	$179,172	$151,921
Maintenance	13,158	11,919	50,024	41,888
Services	39,364	40,379	151,341	156,437
Total revenues	125,917	118,207	380,537	350,246
Cost of revenues: (1)
License	1,194	1,154	4,605	4,442
Maintenance	2,261	2,301	9,073	8,118
Services	35,974	35,193	133,506	136,387
Total cost of revenues	39,429	38,648	147,184	148,947
Gross profit: (1)
License	72,201	64,755	174,567	147,479
Maintenance	10,897	9,618	40,951	33,770
Services	3,390	5,186	17,835	20,050
Total gross profit	86,488	79,559	233,353	201,299
Operating expenses: (1)
Research and development	26,273	21,365	93,440	76,178
Sales and marketing	25,517	21,609	82,023	71,295
General and administrative	11,202	10,164	41,397	35,404
Total operating expenses	62,992	53,138	216,860	182,877
Income from operations	23,496	26,421	16,493	18,422
Interest income, net	602	431	2,245	1,350
Other income (expense), net	(731)	2	(1,998)	174
Income before provision for income taxes	23,367	26,854	16,740	19,946
Provision for income taxes	11,474	7,097	6,855	5,225
Net income	$11,893	$19,757	$9,885	$14,721
Earnings per share:
Basic	$0.17	$0.29	$0.14	$0.22
Diluted	$0.16	$0.28	$0.14	$0.21
Shares used in computing earnings per share:
Basic	70,763,837	68,805,440	70,075,908	65,748,896
Diluted	72,522,026	71,083,713	72,314,433	69,112,733

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2015	2014	2015	2014
Stock-based compensation expenses:	(in thousands)
Cost of license revenue	$64	$43	$222	$184
Cost of maintenance revenues	279	225	1,158	797
Cost of services revenues	3,857	3,067	15,022	11,929
Research and development	3,065	2,351	10,683	9,008
Marketing and sales	3,041	2,604	12,090	10,744
General and administrative	3,189	2,556	12,200	9,876
Total stock-based compensation expenses	$13,495	$10,846	$51,375	$42,538

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,893	$19,757	$9,885	$14,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,930	1,773	7,480	6,751
Stock-based compensation	13,495	10,846	51,375	42,538
Excess tax benefit from exercise of stock options and vesting of RSUs	(3,538)	(6,569)	(3,538)	(7,067)
Deferred tax assets	8,151	635	295	(2,718)
Other noncash items affecting net income	851	1,362	4,840	3,589
Changes in operating assets and liabilities:
Accounts receivable	(2,942)	8,544	(12,999)	(9,276)
Prepaid expenses and other assets	(1,522)	815	(3,178)	(1,372)
Accounts payable	(1,497)	258	2,266	393
Accrued employee compensation	12,003	10,542	3,261	8,463
Other liabilities	5,262	4,466	6,253	5,288
Deferred revenues	(11,073)	(2,991)	(2,263)	14,181
Net cash provided by operating activities	33,013	49,438	63,677	75,491
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(130,485)	(166,414)	(491,626)	(687,419)
Sales and maturities of available-for-sale securities	150,932	106,103	520,997	312,149
Purchase of property and equipment	(1,225)	(1,324)	(6,301)	(4,993)
Acquisition, net of cash acquired	—	—	—	(157)
Net cash provided by (used in) investing activities	19,222	(61,635)	23,070	(380,420)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,499	1,401	6,294	8,755
Taxes remitted on RSU awards vested	(781)	(7,145)	(27,183)	(32,799)
Proceeds from issuance of common stock in connection with stock offerings, net of underwriting discounts and commission	—	—	—	389,949
Costs paid in connection with stock offerings	—	—	—	(408)
Excess tax benefit from exercise of stock options and vesting of RSUs	3,538	6,569	3,538	7,067
Net cash provided by (used in) financing activities	4,256	825	(17,351)	372,564
Effect of foreign exchange rate changes on cash and cash equivalents	(1,071)	137	(5,135)	699
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55,420	(11,235)	64,261	68,334
CASH AND CASH EQUIVALENTS—Beginning of period	156,942	159,336	148,101	79,767
CASH AND CASH EQUIVALENTS—End of period	$212,362	$148,101	$212,362	$148,101

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
Income from operations reconciliation:	2015	2014	2015	2014
GAAP net income from operations	$23,496	$26,421	$16,493	$18,422
Non-GAAP adjustments (1):
Stock-based compensation	13,495	10,846	51,375	42,538
Amortization of intangibles	360	360	1,440	1,440
Non-GAAP net income from operations	$37,351	$37,627	$69,308	$62,400

Net income reconciliation:
GAAP net income	$11,893	$19,757	$9,885	$14,721
Non-GAAP adjustments (1):
Stock-based compensation	13,495	10,846	51,375	42,538
Amortization of intangibles	360	360	1,440	1,440
Tax effect on non-GAAP adjustments	(81)	(4,586)	(16,190)	(15,202)
Non-GAAP net income	$25,667	$26,377	$46,510	$43,497

	Three Months Ended July 31,				Fiscal Year Ended July 31,
	2015		2014		2015		2014
Tax provision (benefits) reconciliation:
GAAP tax provision (benefits)	$11,474	49%	$7,097	26%	$6,855	41%	$5,225	26%
Non-GAAP adjustments:
Stock-based compensation	3,775		3,473		15,823		13,618
Amortization of intangibles	101		115		444		461
ISO deduction	103		62		389		(37)
Tax effect on GAAP profit before taxes due to different tax rates between GAAP and non-GAAP	(3,898)		936		(466)		1,160
Non-GAAP tax provision	$11,555	31%	$11,683	31%	$23,045	33%	$20,427	32%

(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes and the tax benefit resulting from these adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
Earnings per share reconciliation:	2015	2014	2015	2014
GAAP earnings per share - Diluted	$0.16	$0.28	$0.14	$0.21
Amortization of intangibles acquired in business combinations	—	0.01	0.02	0.02
Stock-based compensation	0.19	0.15	0.71	0.62
Less tax benefit of non GAAP items	—	(0.07)	(0.22)	(0.22)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (1)	—	—	—	—
Non-GAAP earnings per share - Diluted	$0.35	$0.37	$0.65	$0.63

	Three Months Ended July 31,		Fiscal Year Ended July 31,
Shares used in computing non-GAAP per share amounts:	2015	2014	2015	2014
Weighted average shares - Diluted	72,522,026	71,083,713	72,314,433	69,112,733
Non-GAAP dilutive shares excluded from GAAP EPS calculation (1)	—	—	—	—
Pro forma weighted average shares - Diluted	72,522,026	71,083,713	72,314,433	69,112,733

(1) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.